UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010

Mattson Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24838	77-0208119
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of principal executive offices including zip code)

(510) 657-5900
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 9, 2010, John Bolger retired as a member of the Board of Directors (the "Board") of Mattson Technology, Inc. (the "Company").

John Bolger was a Class I director. Mr. Bolger has served as a director since December 2006 and was Chairman of the Company's Audit Committee and a member of the Nominating & Governance Committee.

Mr. Bolger did not indicate and it is not otherwise known to the Company that Mr. Bolger retired as a director because of any disagreement with the Company.

The Board and management team of the Company wish to express their gratitude and appreciation to Mr. Bolger for his many contributions to the Company during his tenure on the Board.

(d) On December 9, 2010, the Board of Directors of the Company, pursuant to applicable provisions of the Company's Bylaws, elected D. Scott Peterson as a director of the Company to fill the vacancy created by Mr. Bolger's retirement. Mr. Peterson will serve as the Chairman of the Audit Committee and as the Audit Committee's financial expert. Mr. Peterson also will serve on the Nominating and Governance Committee.

There are no arrangements or understandings between Mr. Peterson and any other persons pursuant to which Mr. Peterson was named a director of the Company. Mr. Peterson does not have any family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Peterson has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

Under our standard compensation arrangement available to non-employee directors, Mr. Peterson will receive an annual retainer of $60,000. The Company will reimburse Mr. Peterson for ordinary expenses incurred in connection with his attendance at Board and Committee meetings. As a new non-employee director, Mr. Peterson is entitled to receive an initial option grant to purchase 30,000 shares of the Company's common stock, and will qualify for future option grants of common stock in accordance with the Company's compensation policy for non-employee directors.

In accordance with the Company's customary practice, the Company is entering into its standard form of indemnification agreement with Mr. Peterson, which will require the Company to indemnify him against certain liabilities that may arise as result of his status or service as a director.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
Exhibit	Description
99.1	December 14, 2010 Press Release by Mattson Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 14, 2010

Mattson Technology, Inc.

By: /s/ Andy Moring

Andy Moring
Chief Financial Officer, Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	December 14, 2010 Press Release by Mattson Technology, Inc.